Exhibit 99.1

Raytheon Company
Global Headquarters
Waltham, Mass.
Investor Relations Contact
Todd Ernst
781.522.5141
Media Contact
Jon Kasle
781.522.5110

For Immediate Release

Raytheon Reports Solid First Quarter 2012 Results

•	Adjusted EPS of $1.46, up 7 percent; EPS from continuing operations was $1.33[1]

•	Adjusted operating margin of 13.1 percent, up 60 basis points; reported operating margin of 11.9 percent[1]

•	As previously announced, increased annual dividend by 16 percent to $2.00 per share

•	Increased full-year 2012 guidance for EPS

WALTHAM, Mass., (April 26, 2012) – Raytheon Company (NYSE: RTN) announced first quarter 2012 Adjusted EPS of $1.46 per diluted share compared to $1.37 per diluted share in the first quarter 20111, up 7 percent. The increase was driven by capital deployment actions and operational improvements. First quarter 2012 EPS from continuing operations was $1.33 compared to $1.06 in the first quarter 2011. First quarter 2012 included an unfavorable FAS/CAS Adjustment of $0.14, compared with an unfavorable FAS/CAS Adjustment of $0.16 in the first quarter 2011. First quarter 2011 EPS from continuing operations also included a $0.16 unfavorable impact associated with the UKBA Letters of Credit (LOC) Adjustment2.

“Our focus on performance drove solid operating results in the first quarter,” said William H. Swanson, Raytheon’s Chairman and CEO. “These results reflect our ongoing commitment to providing best value in meeting our customers’ evolving requirements for affordable, innovative solutions.”

[1]

Adjusted EPS is EPS from continuing operations attributable to Raytheon Company common stockholders and Adjusted Operating Margin is total operating margin, in each case, excluding the impact of the FAS/CAS Adjustment, and from time to time, certain other items. Adjusted EPS and Adjusted Operating Margin are non-GAAP financial measures. See attachment F for a reconciliation of these measures and a discussion of why the Company is presenting this information.

[2]	See attachment F for a discussion of the previously disclosed UKBA LOC Adjustment.

Q1 2011 vs. Q1 2012 EPS Variance
	EPS	Adjusted EPS*
Q1 2011	$1.06	$1.37
Operational Improvements	0.04	0.04
Reduced Share Count	0.09	0.09
Other Items, net (primarily tax-related)	(0.04)	(0.04)
FAS/CAS Adjustment**	0.02	—
UKBA LOC Adjustment	0.16	—

Q1 2012	$1.33	$1.46

*	Adjusted EPS is a non-GAAP financial measure. See attachment F for a reconciliation of this measure and a discussion of why the Company is presenting this information. Amounts may not add due to rounding.
**	Represents the difference between the 2012 and 2011 FAS/CAS Adjustments of $(0.14) and $(0.16), respectively.

Net sales for the first quarter 2012 were $5,938 million, compared to $6,052 million in the first quarter 2011.

Operating cash flow from continuing operations for the first quarter 2012 was $111 million compared to $60 million for the first quarter 2011.

In the first quarter 2012, the Company repurchased 7.9 million shares of common stock for $400 million as part of its previously announced share repurchase program. In addition, as announced in March 2012, the Company’s Board of Directors voted to increase the Company’s annual dividend rate by 16 percent from $1.72 to $2.00 per share, the eighth consecutive annual dividend increase.

The Company ended the first quarter 2012 with $1.1 billion of net debt. Net debt is defined as total debt less cash and cash equivalents.

Summary Financial Results*
	1st Quarter
($ in millions, except per share data)	2012	2011	% Change

Net sales	$5,938	$6,052	-2%

Income from continuing operations attributable to Raytheon Company	$450	$381	18%

Adjusted Income**	$496	$495	—

EPS from continuing operations	$1.33	$1.06	25%

Adjusted EPS**	$1.46	$1.37	7%

Operating cash flow from cont. ops.	$111	$60

Workdays in fiscal reporting calendar	64	64

*	Excludes the results of Raytheon Airline Aviation Services (RAAS), the Company’s former turbo-prop commuter aircraft portfolio, which was reclassified to discontinued operations beginning in the first quarter of 2012.
**	Adjusted Income is income from continuing operations attributable to Raytheon Company common stockholders, excluding the after-tax impact of the FAS/CAS Adjustment and, from time to time, certain other items. Adjusted Income and Adjusted EPS are non-GAAP financial measures. See attachment F for a reconciliation of these measures and a discussion of why the Company is presenting this information.

Bookings and Backlog

Bookings
($ in millions)	1st Quarter
	2012	2011
Bookings	$5,162	$5,103

Backlog
($ in millions)	Period Ending
	Q1 2012	2011	Q1 2011
Backlog	$34,303	$35,312	$33,705
Funded Backlog	$22,970	$22,462	$21,743

The Company ended the first quarter 2012 with a backlog of $34.3 billion, compared to $33.7 billion at the end of the first quarter 2011.

Outlook

The Company has updated its full-year 2012 outlook. Charts containing additional information on the Company’s 2012 outlook are available on the Company’s website at www.raytheon.com/ir.

2012 Financial Outlook
	Current	Prior (1/26/12)

Net Sales ($B)	24.5 - 25.0	24.5 - 25.0

FAS/CAS Adjustment ($M)	(284)	(284)

Interest Expense, Net ($M)	(190) - (200)	(190) - (200)

Diluted Shares (M)	334 - 336*	334 - 340

Effective Tax Rate	~32%	~32%

EPS from Continuing Operations	$5.00 - $5.15*	$4.90 - $5.05

Adjusted EPS**	$5.55 - $5.70*	$5.45 - $5.60

Operating Cash Flow from Cont. Ops. ($B)	1.6 - 1.8	1.6 - 1.8

*	Denotes change from prior guidance
**	Adjusted EPS is a non-GAAP financial measure. See attachment F for a reconciliation of this measure and a discussion of why the Company is presenting this information.

Segment Results

The Company’s reportable segments are: Integrated Defense Systems, Intelligence and Information Systems, Missile Systems, Network Centric Systems, Space and Airborne Systems, and Technical Services.

Integrated Defense Systems
	1st Quarter
($ in millions)	2012	2011	% Change

Net Sales	$1,220	$1,219	—

Operating Income	$216	$193	12%

Operating Margin	17.7%	15.8%

Integrated Defense Systems (IDS) had first quarter 2012 net sales of $1,220 million compared to $1,219 million in the first quarter 2011. IDS recorded $216 million of operating income compared to $193 million in the first quarter 2011. The change in operating income was primarily due to favorable contract mix and improved program performance.

During the quarter, IDS booked $182 million to provide Patriot engineering services support for U.S. and international customers. IDS also booked $90 million to provide engineering services, production and support for the Aegis weapon system for the U.S. Navy.

Intelligence and Information Systems
	1st Quarter
($ in millions)	2012	2011*	% Change

Net Sales	$764	$750	2%

Operating Income	$62	$(28)	NM

Operating Margin	8.1%	-3.7%

*	First quarter 2011 includes a $80 million reduction to operating income due to the UKBA LOC Adjustment.

NM = Not Meaningful

Intelligence and Information Systems (IIS) had first quarter 2012 net sales of $764 million compared to $750 million in the first quarter 2011. The change in net sales was primarily due to recent acquisitions in cybersecurity. IIS recorded $62 million of operating income compared to a $28 million loss in the first quarter 2011. The change in operating income was primarily due to the $80 million UKBA LOC Adjustment in the first quarter 2011. First quarter 2012 operating income included an insurance recovery for legal expenses.

During the quarter, IIS booked $284 million on a number of classified contracts.

Missile Systems
	1st Quarter
($ in millions)	2012	2011	% Change

Net Sales	$1,351	$1,329	2%

Operating Income	$180	$155	16%

Operating Margin	13.3%	11.7%

Missile Systems (MS) had first quarter 2012 net sales of $1,351 million compared to $1,329 million in the first quarter 2011. The increase in net sales was primarily due to higher sales on Excalibur. MS recorded $180 million of operating income compared to $155 million in the first quarter 2011. The increase in operating income was primarily due to favorable contract mix and improved program performance.

During the quarter, MS booked $497 million for a Advanced Medium-Range Air-to-Air Missiles (AMRAAM) contract for the U.S. Air Force and international customers and $172 million for AIM-9X Sidewinder short range air-to-air missiles for the U.S. Navy and international customers. MS also booked $171 million for the development of Standard Missile-3 (SM-3) for the Missile Defense Agency (MDA) and $79 million for development on the Accelerated Improved Intercept Initiative (AI3) program for the U.S. Army.

Network Centric Systems
	1st Quarter
($ in millions)	2012	2011	% Change

Net Sales	$1,000	$1,121	-11%

Operating Income	$116	$160	-28%

Operating Margin	11.6%	14.3%

Network Centric Systems (NCS) had first quarter 2012 net sales of $1,000 million compared to $1,121 million in the first quarter 2011. The change in net sales, as anticipated, was primarily due to lower sales on U.S. Army programs. NCS recorded $116 million of operating income compared to $160 million in the first quarter 2011. The change in operating income was primarily due to lower volume in the first quarter 2012 as well as production program efficiencies in the first quarter 2011.

During the quarter, NCS booked $81 million on the Navy Multiband Terminal (NMT) program for the U.S. Navy.

Space and Airborne Systems
	1st Quarter
($ in millions)	2012	2011	% Change

Net Sales	$1,257	$1,265	-1%

Operating Income	$173	$156	11%

Operating Margin	13.8%	12.3%

Space and Airborne Systems (SAS) had first quarter 2012 net sales of $1,257 million compared to $1,265 million in the first quarter 2011. SAS recorded $173 million of operating income compared to $156 million in the first quarter 2011. The increase in operating income was primarily due to improved program performance.

During the quarter, SAS booked $159 million to supply radar spare parts on APG-63 for an international customer, $99 million on a radar performance-based logistics (PBL) contract for international customers and $77 million for the production of radar warning receivers for the U.S. Navy. SAS also booked $925 million on a number of classified contracts.

Technical Services
	1st Quarter
($ in millions)	2012	2011	% Change

Net Sales	$802	$799	—

Operating Income	$71	$81	-12%

Operating Margin	8.9%	10.1%

Technical Services (TS) had first quarter 2012 net sales of $802 million compared to $799 million in the first quarter 2011. TS recorded operating income of $71 million compared to $81 million in the first quarter 2011. First quarter 2011 operating income included a favorable contract modification, contract extension, and a legal settlement.

During the quarter, TS booked $119 million on foreign training programs and $68 million on domestic training programs in support of Warfighter FOCUS activities.

About Raytheon

Raytheon Company, with 2011 sales of $25 billion and 71,000 employees worldwide, is a technology and innovation leader specializing in defense, homeland security and other government markets throughout the world. With a history of innovation spanning 90 years, Raytheon provides state-of-the-art electronics, mission systems integration and other capabilities in the areas of sensing; effects; and command, control, communications and intelligence systems, as well as a broad range of mission support services. Raytheon is headquartered in Waltham, Mass. For more about Raytheon, visit us at www.raytheon.com and follow us on Twitter at @raytheon.

Conference Call on the First Quarter 2012 Financial Results

Raytheon’s financial results conference call will be held on Thursday, April 26, 2012 at 9 a.m. ET. Participants will include William H. Swanson, Chairman and CEO; David C. Wajsgras, senior vice president and CFO; and other Company executives.

The dial-in number for the conference call will be (866) 510-0712 in the U.S. or (617) 597-5380 outside of the U.S. The conference call will also be audiocast on the Internet at www.raytheon.com/ir. Individuals may listen to the call and download charts that will be used during the call. These charts will be available for printing prior to the call.

Interested parties are encouraged to check the website ahead of time to ensure their computers are configured for the audio stream. Instructions for obtaining the free required downloadable software are posted on the site.

Disclosure Regarding Forward-looking Statements

This release and the attachments contain forward-looking statements, including information regarding the Company’s financial outlook, future plans, objectives, business prospects and anticipated financial performance. These forward-looking statements are not statements of historical facts and represent only the Company’s current expectations regarding such matters. These statements inherently involve a wide range of known and unknown risks and uncertainties. The Company’s actual actions and results could differ materially from what is expressed or implied by these statements. Specific factors that could cause such a difference include, but are not limited to: the Company’s dependence on the U.S. Government for a significant portion of its business and the risks associated with U.S. Government sales, including changes or shifts in defense spending, uncertain funding of programs, potential termination of contracts, and difficulties in contract performance; the resolution of program terminations; the ability to procure new contracts; the risks of conducting business in foreign countries; the ability to comply with extensive governmental regulation, including import and export policies, the Foreign Corrupt Practices Act, the International Traffic in Arms Regulations, and procurement and other regulations; the impact of competition; the ability to develop products and technologies; the impact of changes in the financial markets and global economic conditions; the risk that actual pension returns, discount rates or other actuarial assumptions are significantly different than the Company’s assumptions; the risk of cost overruns, particularly for the Company’s fixed-price contracts; dependence on component availability, subcontractor performance and key suppliers; risks of a negative government audit; the use of accounting estimates in the Company’s financial statements; risks associated with acquisitions, dispositions, joint ventures and other business arrangements; risks of an impairment of goodwill or other intangible assets; the outcome of contingencies and litigation matters, including government investigations; the ability to recruit and retain qualified personnel; the impact of potential security and cyber threats, and other disruptions; and other factors as may be detailed from time to time in the Company’s public announcements and Securities and Exchange Commission filings. The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this release and the attachments or to update them to reflect events or circumstances occurring after the date of this release, including any acquisitions, dispositions or other business arrangements that may be announced or closed after such date. This release and the attachments also contain non-GAAP financial measures. A GAAP reconciliation and a discussion of the Company’s use of these measures are included in this release or the attachments.

# # #

Attachment A

Raytheon Company

Preliminary Statement of Operations Information*

First Quarter 2012

(In millions, except per share amounts)	Three Months Ended
	01-Apr-12	03-Apr-11

Net sales	$5,938	$6,052

Operating expenses
Cost of sales	4,659	4,898
Administrative and selling expenses	405	426
Research and development expenses	168	139

Total operating expenses	5,232	5,463

Operating income	706	589

Non-operating (income) expense, net
Interest expense	50	43
Interest income	(2)	(4)
Other (income) expense	(8)	—

Total non-operating (income) expense, net	40	39

Income from continuing operations before taxes	666	550

Federal and foreign income taxes	212	164

Income from continuing operations	454	386

Income (loss) from discontinued operations, net of tax	(2)	3

Net income	452	389

Less: Net income (loss) attributable to noncontrolling interests in subsidiaries	4	5

Net income attributable to Raytheon Company	$448	$384

Basic earnings (loss) per share attributable to Raytheon Company common stockholders:
Income from continuing operations	$1.33	$1.07
Income (loss) from discontinued operations, net of tax	—	0.01
Net income	1.33	1.07

Diluted earnings (loss) per share attributable to Raytheon Company common stockholders:
Income from continuing operations	$1.33	$1.06
Income (loss) from discontinued operations, net of tax	—	0.01
Net income	1.32	1.06

Amounts attributable to Raytheon Company common stockholders:
Income from continuing operations	$450	$381
Income (loss) from discontinued operations, net of tax	(2)	3

Net income	$448	$384

Average shares outstanding
Basic	337.5	357.4
Diluted	338.7	360.8

*	This Preliminary Statement of Operations Information was prepared on the same basis as our annual consolidated financial statements, except for the reclassification of Raytheon Airline Aviation Services LLC (RAAS) as a discontinued operation.

Attachment A - Pro Forma

Raytheon Company

Pro Forma Statement of Operations Information*

Quarters 2011

(In millions, except per share amounts)	Three Months Ended
	03-Apr-11	03-Jul-11	02-Oct-11	31-Dec-11

Net sales	$6,052	$6,201	$6,116	$6,422

Operating expenses
Cost of sales	4,898	4,933	4,815	5,018
Administrative and selling expenses	426	436	426	384
Research and development expenses	139	162	153	171

Total operating expenses	5,463	5,531	5,394	5,573

Operating income	589	670	722	849

Non-operating (income) expense, net
Interest expense	43	43	41	45
Interest income	(4)	(3)	(5)	(2)
Other (income) expense	—	1	14	(3)

Total non-operating (income) expense, net	39	41	50	40

Income from continuing operations before taxes	550	629	672	809

Federal and foreign income taxes	164	192	165	261

Income from continuing operations	386	437	507	548

Income (loss) from discontinued operations, net of tax	3	8	3	4

Net income	389	445	510	552
Less: Net income (loss) attributable to noncontrolling interests in subsidiaries	5	7	9	9

Net income attributable to Raytheon Company	$384	$438	$501	$543

Basic earnings (loss) per share attributable to Raytheon Company common stockholders:
Income from continuing operations	$1.07	$1.21	$1.42	$1.56
Income (loss) from discontinued operations, net of tax	0.01	0.02	0.01	0.02
Net income	1.07	1.23	1.43	1.58

Diluted earnings (loss) per share attributable to Raytheon Company common stockholders:
Income from continuing operations	$1.06	$1.20	$1.42	$1.56
Inome (loss) from discontinued operations, net of tax	0.01	0.02	0.01	0.02
Net income	1.06	1.23	1.43	1.57

Amounts attributable to Raytheon Company common stockholders:
Income from continuing operations	$381	$430	$498	$539
Income (loss) from discontinued operations, net of tax	3	8	3	4

Net income	$384	$438	$501	$543

Average shares outstanding
Basic	357.4	355.0	350.5	344.1
Diluted	360.8	357.1	351.4	345.1

*	As previously disclosed in the Company’s 2011 Annual Report on Form 10-K, during the first quarter of 2012 we completed the disposal or abandonment of the remaining individual assets of our former turbo-prop commuter aircraft portfolio, Raytheon Airline Aviation Services LLC (RAAS), and all operations have ceased. As a result of the sale of the remaining operating assets, we have reported RAAS as a discontinued operation. This Pro Forma Statement of Operations Information has been prepared to reflect the reclassification of RAAS as a discontinued operation.

Attachment A - Pro Forma

Raytheon Company

Pro Forma Statement of Operations Information*

Full Years 2011, 2010 and 2009

(In millions, except per share amounts)	Twelve Months Ended
	31-Dec-11	31-Dec-10	31-Dec-09

Net sales	$24,791	$25,150	$24,843

Operating expenses
Cost of sales	19,664	20,273	19,703
Administrative and selling expenses	1,672	1,639	1,520
Research and development expenses	625	625	565

Total operating expenses	21,961	22,537	21,788

Operating income	2,830	2,613	3,055

Non-operating (income) expense, net
Interest expense	172	126	123
Interest income	(14)	(12)	(8)
Other (income) expense	12	65	3

Total non-operating (income) expense, net	170	179	118

Income from continuing operations before taxes	2,660	2,434	2,937

Federal and foreign income taxes	782	590	956

Income from continuing operations	1,878	1,844	1,981

Income (loss) from discontinued operations, net of tax	18	35	(5)

Net income	1,896	1,879	1,976

Less: Net income (loss) attributable to noncontrolling interests in subsidiaries	30	39	41

Net income attributable to Raytheon Company	$1,866	$1,840	$1,935

Basic earnings (loss) per share attributable to Raytheon Company common stockholders:
Income from continuing operations	$5.25	$4.84	4.97
Income (loss) from discontinued operations, net of tax	0.05	0.09	(0.02)
Net income	5.30	4.94	4.96

Diluted earnings (loss) per share attributable to Raytheon Company common stockholders:
Income from continuing operations	$5.22	$4.79	4.91
Income (loss) from discontinued operations, net of tax	0.05	0.09	(0.02)
Net income	5.28	4.88	4.89

Amounts attributable to Raytheon Company common stockholders:
Income from continuing operations	$1,848	$1,805	$1,940
Income (loss) from discontinued operations, net of tax	18	35	(5)

Net income	$1,866	$1,840	$1,935

Average shares outstanding
Basic	351.7	372.7	390.4
Diluted	353.6	377.0	395.7

*	As previously disclosed in the Company’s 2011 Annual Report on Form 10-K, during the first quarter of 2012 we completed the disposal or abandonment of the remaining individual assets of our former turbo-prop commuter aircraft portfolio, Raytheon Airline Aviation Services LLC (RAAS), and all operations have ceased. As a result of the sale of the remaining operating assets, we have reported RAAS as a discontinued operation. This Pro Forma Statement of Operations Information has been prepared to reflect the reclassification of RAAS as a discontinued operation.

Attachment B

Raytheon Company

Preliminary Segment Information*

First Quarter 2012

(In millions, except percentages)	Net Sales Three Months Ended		Operating Income Three Months Ended		Operating Income As a Percent of Net Sales Three Months Ended
	01-Apr-12	03-Apr-11	01-Apr-12	03-Apr-11	01-Apr-12	03-Apr-11

Integrated Defense Systems	$1,220	$1,219	$216	$193	17.7%	15.8%
Intelligence and Information Systems	764	750	62	(28)	8.1%	-3.7%
Missile Systems	1,351	1,329	180	155	13.3%	11.7%
Network Centric Systems	1,000	1,121	116	160	11.6%	14.3%
Space and Airborne Systems	1,257	1,265	173	156	13.8%	12.3%
Technical Services	802	799	71	81	8.9%	10.1%
FAS/CAS Adjustment	—	—	(70)	(89)
Corporate and Eliminations	(456)	(431)	(42)	(39)

Total	$5,938	$6,052	$706	$589	11.9%	9.7%

*	This Preliminary Segment Information was prepared on the same basis as our annual consolidated financial statements, except for the reclassification of Raytheon Airline Aviation Services LLC (RAAS) as a discontinued operation.

Attachment B - Pro Forma

Raytheon Company

Pro Forma Segment Information*

Quarters 2011 and Full Years 2011, 2010 and 2009

(In millions, except percentages)	Net Sales Three Months Ended				Net Sales Twelve Months Ended
	03-Apr-11	03-Jul-11	02-Oct-11	31-Dec-11	31-Dec-11	31-Dec-10	31-Dec-09

Integrated Defense Systems	$1,219	$1,272	$1,176	$1,291	$4,958	$5,470	$5,525
Intelligence and Information Systems	750	752	760	753	3,015	2,757	3,204
Missile Systems	1,329	1,366	1,413	1,482	5,590	5,732	5,561
Network Centric Systems	1,121	1,135	1,104	1,137	4,497	4,918	4,822
Space and Airborne Systems	1,265	1,344	1,305	1,341	5,255	4,830	4,582
Technical Services	799	851	817	886	3,353	3,472	3,161
Corporate and Eliminations	(431)	(519)	(459)	(468)	(1,877)	(2,029)	(2,012)

Total	$6,052	$6,201	$6,116	$6,422	$24,791	$25,150	$24,843

	Operating Income Three Months Ended				Operating Income Twelve Months Ended
	03-Apr-11	03-Jul-11	02-Oct-11	31-Dec-11	31-Dec-11	31-Dec-10	31-Dec-09

Integrated Defense Systems	$193	$203	$204	$236	$836	$870	$847
Intelligence and Information Systems	(28)	55	58	74	159	(157)	252
Missile Systems	155	151	178	209	693	650	599
Network Centric Systems	160	170	162	175	667	692	663
Space and Airborne Systems	156	176	171	214	717	676	635
Technical Services	81	72	75	84	312	297	212
FAS/CAS Adjustment	(89)	(90)	(75)	(83)	(337)	(187)	80
Corporate and Eliminations	(39)	(67)	(51)	(60)	(217)	(228)	(233)

Total	$589	$670	$722	$849	$2,830	$2,613	$3,055

	Operating Income as a Percent of Net Sales Three Months Ended				Operating Income as a Percent of Net Sales Twelve Months Ended
	03-Apr-11	03-Jul-11	02-Oct-11	31-Dec-11	31-Dec-11	31-Dec-10	31-Dec-09

Integrated Defense Systems	15.8%	16.0%	17.3%	18.3%	16.9%	15.9%	15.3%
Intelligence and Information Systems	-3.7%	7.3%	7.6%	9.8%	5.3%	-5.7%	7.9%
Missile Systems	11.7%	11.1%	12.6%	14.1%	12.4%	11.3%	10.8%
Network Centric Systems	14.3%	15.0%	14.7%	15.4%	14.8%	14.1%	13.7%
Space and Airborne Systems	12.3%	13.1%	13.1%	16.0%	13.6%	14.0%	13.9%
Technical Services	10.1%	8.5%	9.2%	9.5%	9.3%	8.6%	6.7%
FAS/CAS Adjustment
Corporate and Eliminations

Total	9.7%	10.8%	11.8%	13.2%	11.4%	10.4%	12.3%

*	As previously disclosed in the Company’s 2011 Annual Report on Form 10-K, during the first quarter of 2012 we completed the disposal or abandonment of the remaining individual assets of our former turbo-prop commuter aircraft portfolio, Raytheon Airline Aviation Services LLC (RAAS), and all operations have ceased. As a result of the sale of the remaining operating assets, we have reported RAAS as a discontinued operation. This Pro Forma Segment Information has been prepared to reflect the reclassification of RAAS as a discontinued operation.

Attachment C

Raytheon Company

Other Preliminary Information

First Quarter 2012

(In millions)	Funded Backlog		Total Backlog
	01-Apr-12	31-Dec-11	01-Apr-12	31-Dec-11

Integrated Defense Systems	$7,479	$7,100	$9,335	$9,766
Intelligence and Information Systems	1,165	829	4,055	4,366
Missile Systems	6,508	6,205	8,529	8,570
Network Centric Systems	2,957	3,267	3,772	4,160
Space and Airborne Systems	3,186	3,104	6,305	5,864
Technical Services	1,675	1,957	2,307	2,586

Total	$22,970	$22,462	$34,303	$35,312

	Bookings Three Months Ended
	01-Apr-12	03-Apr-11

Total Bookings	$5,162	$5,103

Attachment D

Raytheon Company

Preliminary Balance Sheet Information

First Quarter 2012

(In millions)
	01-Apr-12	31-Dec-11

Assets
Cash and cash equivalents	$3,541	$4,000
Contracts in process, net	4,838	4,526
Inventories	395	336
Deferred taxes	229	221
Prepaid expenses and other current assets	182	226

Total current assets	9,185	9,309

Property, plant and equipment, net	1,979	2,006
Deferred taxes	575	657
Goodwill	12,544	12,544
Other assets, net	1,344	1,338

Total assets	$25,627	$25,854

Liabilities and Equity
Current liabilities
Advance payments and billings in excess of costs incurred	$2,360	$2,542
Accounts payable	1,199	1,507
Accrued employee compensation	859	941
Other accrued expenses	1,313	1,140

Total current liabilities	5,731	6,130

Accrued retiree benefits and other long-term liabilities	6,787	6,774
Deferred taxes	4	5
Long-term debt	4,606	4,605

Equity
Raytheon Company stockholders’ equity
Common stock	3	3
Additional paid-in capital	11,774	11,676
Accumulated other comprehensive loss	(6,817)	(7,001)
Treasury stock, at cost	(8,562)	(8,153)
Retained earnings	11,938	11,656

Total Raytheon Company stockholders’ equity	8,336	8,181
Noncontrolling interests in subsidiaries	163	159

Total equity	8,499	8,340

Total liabilities and equity	$25,627	$25,854

Attachment E

Raytheon Company

Preliminary Cash Flow Information*

First Quarter 2012

(In millions)	Three Months Ended
	01-Apr-12	03-Apr-11

Net income (loss)	$452	$389
(Income) loss from discontinued operations, net of tax	2	(3)

Income (loss) from continuing operations	454	386

Depreciation	77	75
Amortization	35	29
Working capital (excluding pension and income taxes)**	(901)	(914)
Other long-term liabilities	2	14
Pension and other postretirement benefits	254	257
Other	190	213

Net operating cash flow	111	60

Discontinued operations	4	(45)
Capital spending	(70)	(50)
Internal use software spending	(20)	(26)
Acquisitions	—	(500)
Dividends	(146)	(135)
Repurchases of common stock	(400)	(312)
Warrants exercised	—	13
Other	62	17

Total cash flow	$(459)	$(978)

*	This Preliminary Cash Flow Information was prepared on the same basis as our annual consolidated financial statements, except for the reclassification of Raytheon Airline Aviation Services LLC (RAAS) as a discontinued operation.
**	Working capital (excluding pension and income taxes) is a summation of changes in: contracts in process and advance payments and billings in excess of costs incurred, inventories, prepaid expenses and other current assets, accounts payable, accrued employee compensation, and other accrued expenses from the Statements of Cash Flows.

Attachment E - Pro Forma

Raytheon Company

Pro Forma Cash Flow Information*

Quarters 2011

(In millions)	Three Months Ended
	03-Apr-11	03-Jul-11	02-Oct-11	31-Dec-11

Net income	$389	$445	$510	$552
Loss (Income) from discontinued operations, net of tax	(3)	(8)	(3)	(4)

Income from continuing operations	386	437	507	548

Depreciation	75	76	79	81
Amortization	29	35	34	35
Working capital (excluding pension and income taxes)**	(914)	(216)	257	1,060
Other long-term liabilities	14	5	(74)	30
Pension and other postretirement benefits	257	(249)	(268)	(500)
Other	213	(177)	310	32

Net operating cash flow	60	(89)	845	1,286

Discontinued operations	(45)	19	25	38
Capital spending	(50)	(57)	(90)	(143)
Internal use software spending	(26)	(24)	(24)	(23)
Acquisitions	(500)	(50)	(1)	(94)
Dividends	(135)	(153)	(152)	(148)
Repurchases of common stock	(312)	(313)	(312)	(313)
Debt issuance	—	—	—	992
Warrants exercised	13	110	—	—
Other	17	13	(2)	—

Total cash flow	$(978)	$(544)	$289	$1,595

*	As previously disclosed in the Company’s 2011 Annual Report on Form 10-K, during the first quarter of 2012 we completed the disposal or abandonment of the remaining individual assets of our former turbo-prop commuter aircraft portfolio, Raytheon Airline Aviation Services LLC (RAAS), and all operations have ceased. As a result of the sale of the remaining operating assets, we have reported RAAS as a discontinued operation. This Pro Forma Cash Flow Information has been prepared to reflect the reclassification of RAAS as a discontinued operation.
**	Working capital (excluding pension and income taxes) is a summation of changes in: contracts in process and advance payments and billings in excess of costs incurred, inventories, prepaid expenses and other current assets, accounts payable, accrued employee compensation, and other accrued expenses from the Statements of Cash Flows.

Attachment E - Pro Forma

Raytheon Company

Pro Forma Cash Flow Information*

Full Years 2011, 2010 and 2009

(In millions)	Twelve Months Ended
	31-Dec-11	31-Dec-10	31-Dec-09

Net income	1,896	1,879	1,976
Loss (Income) from discontinued operations, net of tax	(18)	(35)	5

Income from continuing operations	1,878	1,844	1,981

Depreciation	311	298	293
Amortization	133	116	103
Working capital (excluding pension and income taxes)**	187	329	(49)
Other long-term liabilities	(25)	(344)	55
Pension and other postretirement benefits	(760)	(1,048)	(525)
Other	378	697	841

Net operating cash flow	2,102	1,892	2,699

Discontinued operations	37	50	27
Capital spending	(340)	(319)	(281)
Internal use software spending	(97)	(67)	(67)
Acquisitions	(645)	(152)	(334)
Dividends	(588)	(536)	(473)
Repurchases of common stock	(1,250)	(1,450)	(1,200)
Debt issuance	992	1,975	496
Debt repayment	—	(678)	(474)
Warrants exercised	123	250	—
Other	28	31	(10)

Total cash flow	$362	$996	$383

*	As previously disclosed in the Company’s 2011 Annual Report on Form 10-K, during the first quarter of 2012 we completed the disposal or abandonment of the remaining individual assets of our former turbo-prop commuter aircraft portfolio, Raytheon Airline Aviation Services LLC (RAAS), and all operations have ceased. As a result of the sale of the remaining operating assets, we have reported RAAS as a discontinued operation. This Pro Forma Cash Flow Information has been prepared to reflect the reclassification of RAAS as a discontinued operation.
**	Working capital (excluding pension and income taxes) is a summation of changes in: contracts in process and advance payments and billings in excess of costs incurred, inventories, prepaid expenses and other current assets, accounts payable, accrued employee compensation, and other accrued expenses from the Statements of Cash Flows.

Attachment F

Raytheon Company

Non-GAAP Financial Measures - Adjusted EPS, Adjusted Income and Adjusted Operating Margin*

First Quarter 2012

Adjusted EPS Non-GAAP Reconciliation

(In millions, except per share amounts)				2012 Guidance
		First Quarter		Low end of range	High end of range
		2012	2011
Diluted earnings per share from continuing operations attributable to Raytheon Company common stockholders		$1.33	$1.06	$5.00	$5.15
Per share impact of the FAS/CAS Adjustment (A)		0.14	0.16	0.55	0.55
Per share impact of the UK Border Agency (UKBA) LOC Adjustment (B)		—	0.16	—	—

Adjusted EPS (3), (4)		$1.46	$1.37	$5.55	$5.70

(A)	FAS/CAS Adjustment	$70	$89	$284	$284
	Tax effect (1)	(24)	(31)	(99)	(99)

	After-tax impact	46	58	185	185
	Diluted Shares	338.7	360.8	336.0	334.0

	Per share impact	$0.14	$0.16	$0.55	$0.55

(B)	UKBA LOC Adjustment	$—	$80	$—	$—
	Tax effect (2)	—	(24)	—	—

	After-tax impact	—	56	—	—
	Diluted Shares	—	360.8	—	—

	Per share impact	$—	$0.16	$—	$—

Adjusted Income Non-GAAP Reconciliation

(In millions)
	First Quarter
	2012	2011
Income from continuing operations attributable to Raytheon Company common stockholders	$450	$381
FAS/CAS Adjustment (1)	46	58
UKBA LOC Adjustment (2)	—	56

Adjusted Income (3), (5)	$496	$495

Adjusted Operating Margin Non-GAAP Reconciliation

			2012 Guidance
	First Quarter		Low end of range	High end of range
	2012	2011

Operating Margin	11.9%	9.7%	11.1%	11.3%
Impact of the FAS/CAS Adjustment	1.2%	1.5%	1.2%	1.2%
Impact of the UKBA LOC Adjustment	—%	1.3%	—%	—%

Adjusted Operating Margin (3), (6)	13.1%	12.5%	12.3%	12.5%

*	As previously disclosed in the Company’s 2011 Annual Report on Form 10-K, during the first quarter of 2012 we completed the disposal or abandonment of the remaining individual assets of our former turbo-prop commuter aircraft portfolio, Raytheon Airline Aviation Services LLC (RAAS), and all operations have ceased. As a result of the sale of the remaining operating assets, we have reported RAAS as a discontinued operation. This Non-GAAP Financial Measures information has been prepared to reflect the reclassification of RAAS as a discontinued operation.
(1)	Tax effected at 35% federal statutory tax rate.
(2)	Tax effected at approximately 30% blended global tax rate.
(3)	These amounts are not measures of financial performance under U.S. generally accepted accounting principles (GAAP). They should be considered supplemental to and not a substitute for financial performance in accordance with GAAP and may not be defined and calculated by other companies in the same manner. These amounts exclude the FAS/CAS Adjustment and, from time to time, certain other items. We are providing these measures because management uses them for the purposes of evaluating and forecasting the Company’s financial performance and believes that they provide additional insights into the Company’s underlying business performance. We also believe that they allow investors to benefit from being able to assess our operating performance in the context of how our principal customer, the U.S. Government, allows us to recover pension and PRB costs and to better compare our operating performance to others in the industry on that same basis. Amounts may not recalculate directly due to rounding.
(4)	Adjusted EPS is diluted EPS from continuing operations attributable to Raytheon Company common stockholders excluding the EPS impact of the FAS/CAS Adjustment and, from time to time, certain other items. In addition to the FAS/CAS Adjustment, first quarter 2011 Adjusted EPS also excludes the impact of the UKBA LOC Adjustment, as previously disclosed. This adjustment was based on the UKBA’s decision to draw down on the previously disclosed letters of credit provided by Raytheon Systems Limited (RSL). The determination of the validity of the draw down is now a subject of the ongoing arbitration proceedings related to the UKBA program.
(5)	Adjusted Income is income from continuing operations attributable to Raytheon Company common stockholders excluding the after-tax impact of the FAS/CAS Adjustment and, from time to time, certain other items. In addition to the FAS/CAS Adjustment, first quarter 2011 Adjusted Income also excludes the after-tax impact of the UKBA LOC Adjustment, as described above.
(6)	Adjusted Operating Margin is defined as total operating margin excluding the margin impact of the FAS/CAS Adjustment and, from time to time, certain other items. In addition to the FAS/CAS Adjustment, first quarter 2011 Adjusted Operating Margin also excludes the impact of the UKBA LOC Adjustment, as described above.

Attachment F - Pro Forma (Page 1 of 2)

Raytheon Company

Pro Forma Non-GAAP Financial Measures - Adjusted EPS, Adjusted Income and Adjusted Operating Margin*

Quarters 2011 and Full Years 2011, 2010 and 2009

Adjusted EPS Non-GAAP Reconciliation

(In millions, except per share amounts)
		Three Months Ended				Twelve Months Ended
		03-Apr-11	03-Jul-11	02-Oct-11	31-Dec-11	31-Dec-11	31-Dec-10	31-Dec-09
Diluted earnings per share from continuing operations attributable to Raytheon Company common stockholders		$1.06	$1.20	$1.42	$1.56	$5.22	$4.79	$4.91
Per share impact of the FAS/CAS Adjustment (A)		0.16	0.16	0.14	0.16	0.62	0.32	(0.13)
Per share impact of the UK Border Agency (UKBA) Program Adjustment (B)		—	—	—	—	—	0.75	—
Per share impact of the UKBA LOC Adjustment (C)		0.16	—	—	—	0.17	—	—
Per share impact of the favorable tax settlements (D)		—	—	(0.17)	—	(0.17)	(0.45)	—
Per share impact of the early debt retirement make-whole provision (E)		—	—	—	—	—	0.13	0.04
Per share impact of the acceleration of deferred gains related to terminated interest rate swaps on retired debt (F)		—	—	—	—	—	(0.03)	(0.01)

Adjusted EPS (4), (5)		$1.37	$1.37	$1.39	$1.72	$5.85	$5.51	$4.80

(A)	FAS/CAS Adjustment	$89	$90	$75	$83	$337	$187	$(80)
	Tax effect (1)	(31)	(32)	(26)	(29)	(118)	(65)	28

	After-tax impact	58	58	49	54	219	122	(52)
	Diluted shares	360.8	357.1	351.4	345.1	353.6	377.0	395.7

	Per share impact	$0.16	$0.16	$0.14	$0.16	$0.62	$0.32	$(0.13)

(B)	UKBA Program Adjustment	$—	$—	$—	$—	$—	$395	$—
	Tax effect (2)	—	—	—	—	—	(111)	—

	After-tax impact	—	—	—	—	—	284	—
	Diluted shares	—	—	—	—	—	377.0	—

	Per share impact	$—	$—	$—	$—	$—	$0.75	$—

(C)	UKBA LOC Adjustment	$80	$—	$—	$—	$80	$—	$—
	Tax effect (3)	(24)	—	—	—	(20)	—	—

	After-tax impact	56	—	—	—	60	—	—
	Diluted shares	360.8	—	—	—	353.6	—	—

	Per share impact	$0.16	$—	$—	$—	$0.17	$—	$—

(D)	Favorable tax settlements	$—	$—	$(60)	$—	$(60)	$(170)	$—
	Diluted shares	—	—	351.4	—	353.6	377.0	—

	Per share impact	$—	$—	$(0.17)	$—	$(0.17)	$(0.45)	$—

(E)	Early debt retirement make-whole provision	$—	$—	$—	$—	$—	$73	$22
	Tax effect (1)	—	—	—	—	—	(26)	(8)

	After-tax impact	—	—	—	—	—	47	14
	Diluted shares	—	—	—	—	—	377.0	395.7

	Per share impact	$—	$—	$—	$—	$—	$0.13	$0.04

(F)	Acceleration of deferred gains related to terminated interest rate swaps on retired debt	$—	$—	$—	$—	$—	$(15)	$(6)
	Tax effect (1)	—	—	—	—	—	5	2

	After-tax impact	—	—	—	—	—	(10)	(4)
	Diluted Shares	—	—	—	—	—	377.0	395.7

	Per share impact	$—	$—	$—	$—	$—	$(0.03)	$(0.01)

*	As previously disclosed in the Company’s 2011 Annual Report on Form 10-K, during the first quarter of 2012 we completed the disposal or abandonment of the remaining individual assets of our former turbo-prop commuter aircraft portfolio, Raytheon Airline Aviation Services LLC (RAAS), and all operations have ceased. As a result of the sale of the remaining operating assets, we have reported RAAS as a discontinued operation. This Pro Forma Non-GAAP Financial Measures information has been prepared to reflect the reclassification of RAAS as a discontinued operation.
(1)	Tax effected at 35% federal statutory tax rate.
(2)	Tax effected at approximately 28% blended global tax rate.
(3)	Three Months Ended April 3, 2011 Tax effected at approximately 30% blended global tax rate. Twelve Months ended Dec 31, 2011 Tax effected at approximately 25% blended global tax rate.
(4)	These amounts are not measures of financial performance under U.S. generally accepted accounting principles (GAAP). They should be considered supplemental to and not a substitute for financial performance in accordance with GAAP and may not be defined and calculated by other companies in the same manner. These amounts exclude the FAS/CAS Adjustment and, from time to time, certain other items. We are providing these measures because management uses them for the purposes of evaluating and forecasting the Company’s financial performance and believes that they provide additional insights into the Company’s underlying business performance. We also believe that they allow investors to benefit from being able to assess our operating performance in the context of how our principal customer, the U.S. Government, allows us to recover pension and postretirement benefits (PRB) costs and to better compare our operating performance to others in the industry on that same basis. Amounts may not recalculate directly due to rounding.
(5)	Adjusted EPS is diluted EPS from continuing operations attributable to Raytheon Company common stockholders excluding the EPS impact of the FAS/CAS Adjustment and, from time to time, certain other previously disclosed items as set forth above in the reconciliation.

Attachment F - Pro Forma (Page 2 of 2)

Raytheon Company

Pro Forma Non-GAAP Financial Measures - Adjusted EPS, Adjusted Income and Adjusted Operating Margin*

Quarters 2011 and Full Years 2011, 2010 and 2009

Adjusted Income Non-GAAP Reconciliation

(In millions)
	Three Months Ended				Twelve Months Ended
	03-Apr-11	03-Jul-11	02-Oct-11	31-Dec-11	31-Dec-11	31-Dec-10	31-Dec-09
Income from continuing operations attributable to Raytheon Company common stockholders	$381	$430	$498	$539	$1,848	$1,805	$1,940
FAS/CAS Adjustment (1)	58	58	49	54	219	122	(52)
UKBA Program Adjustment (2)	—	—	—	—	—	284	—
UKBA LOC Adjustment (3)	56	—	—	—	60	—	—
Favorable tax settlement	—	—	(60)	—	(60)	(170)	—
Early debt retirement make-whole provision (1)	—	—	—	—	—	47	14
Acceleration of deferred gains related to terminated interest rate swaps on retired debt (1)	—	—	—	—	—	(10)	(4)

Adjusted Income (4), (5)	$495	$488	$487	$593	$2,067	$2,078	$1,898

Adjusted Operating Margin Non-GAAP Reconciliation

	Three Months Ended				Twelve Months Ended
	03-Apr-11	03-Jul-11	02-Oct-11	31-Dec-11	31-Dec-11	31-Dec-10	31-Dec-09
Operating Margin	9.7%	10.8%	11.8%	13.2%	11.4%	10.4%	12.3%
Impact of the FAS/CAS Adjustment	1.5%	1.5%	1.2%	1.3%	1.4%	0.7%	(0.3)%
Impact of UKBA Program Adjustment	—%	—%	—%	—%	—%	1.4%	—%
Impact of the UKBA LOC Adjustment	1.3%	—%	—%	—%	0.3%	—%	—%

Adjusted Operating Margin (4), (6)	12.5%	12.3%	13.0%	14.5%	13.1%	12.5%	12.0%

*	As previously disclosed in the Company’s 2011 Annual Report on Form 10-K, during the first quarter of 2012 we completed the disposal or abandonment of the remaining individual assets of our former turbo-prop commuter aircraft portfolio (Raytheon Airline Aviation Services LLC (RAAS)) and all operations have ceased. As a result of the sale of the remaining operating assets, we have reported RAAS as a discontinued operation. This Pro Forma Non-GAAP Financial Measures information has been prepared to reflect the reclassification of RAAS as a discontinued operation.
(1)	Tax effected at 35% federal statutory tax rate.
(2)	Tax effected at approximately 28% blended global tax rate.
(3)	Three Months Ended April 3, 2011 Tax effected at approximately 30% blended global tax rate. Twelve Months ended Dec 31, 2011 Tax effected at approximately 25% blended global tax rate.
(4)	These amounts are not measures of financial performance under U.S. generally accepted accounting principles (GAAP). They should be considered supplemental to and not a substitute for financial performance in accordance with GAAP and may not be defined and calculated by other companies in the same manner. These amounts exclude the FAS/CAS Adjustment and, from time to time, certain other items. We are providing these measures because management uses them for the purposes of evaluating and forecasting the Company’s financial performance and believes that they provide additional insights into the Company’s underlying business performance. We also believe that they allow investors to benefit from being able to assess our operating performance in the context of how our principal customer, the U.S. Government, allows us to recover pension and postretirement benefits (PRB) costs and to better compare our operating performance to others in the industry on that same basis. Amounts may not recalculate directly due to rounding.
(5)	Adjusted Income is income from continuing operations attributable to Raytheon Company common stockholders excluding the after-tax impact of the FAS/CAS Adjustment and, from time to time, certain other previously disclosed items as set forth above in the reconciliation.
(6)	Adjusted Operating Margin is defined as total operating margin excluding the margin impact of the FAS/CAS Adjustment and, from time to time, certain other previously disclosed items as set forth above in the reconciliation.

Attachment G

Raytheon Company

Preliminary Return on Invested Capital Non-GAAP Financial Measure

First Quarter 2012

As previously disclosed in the Company’s 2011 Annual Report on Form 10-K, during the first quarter of 2012 we completed the disposal or abandonment of the remaining individual assets of our former turbo-prop commuter aircraft portfolio, Raytheon Airline Aviation Services LLC (RAAS), and all operations have ceased. As a result of the sale of the remaining operating assets, we have reported RAAS as a discontinued operation. This Preliminary Return on Invested Capital Non-GAAP Financial Measure has been prepared to reflect the reclassification of RAAS as a discontinued operation.

We define ROIC as income from continuing operations excluding the after-tax effect of the FAS/CAS Adjustment and, from time to time, certain other items, plus after-tax net interest expense plus one-third of operating lease expense after-tax (estimate of interest portion of operating lease expense) divided by average invested capital after capitalizing operating leases (operating lease expense times a multiplier of 8), adding financial guarantees less net investment in Discontinued Operations, and adding back the liability for defined benefit pension plans and postretirement benefit plans, net of tax. 2011 ROIC also excludes from income from continuing operations the $60 million after-tax effect of the UKBA LOC Adjustment and the $60 million impact of the favorable tax settlement, both as previously disclosed. ROIC is not a measure of financial performance under generally accepted accounting principles (GAAP) and may not be defined and calculated by other companies in the same manner. ROIC should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The Company uses ROIC as a measure of the efficiency and effectiveness of its use of capital and as an element of management compensation.

Return on Invested Capital

(In millions, except percentages)
2011
Income from continuing operations	$1,878
FAS/CAS Adjustment (1)	219
Q1 2011 UK Border Agency (UKBA) LOC adjustment (2)	(60)
Q3 2011 favorable tax settlement	60
Net interest expense (1)	102
Lease expense (1)	59

Return	$2,258

Net debt (3)	$289
Equity less investment in discontinued operations	9,132
Lease expense x 8, plus financial guarantees	2,762
Pension and PRB liability, net of related tax benefit	3,774

Invested capital from continuing operations (4)	$15,957

ROIC	14.2%

(1)	Net of tax, calculated utilizing the federal statutory tax rate of 35%
(2)	Net of tax, calculated utilizing the UK statutory tax rate in effect in 2011 of 25%
(3)	Net debt is defined as total debt less cash and cash equivalents and is calculated using a 2-point average
(4)	Calculated using a 2-point average